EX.99(g)(70)

[Goldman Letterhead]

August 16, 2017

State Street Bank and Trust Company

Attn: Nancy Stokes

Channel Center

One Iron St

Boston, MA 02110

Re:     Cayman Commodity-TEX, Ltd.: Additional Entity to Custodian Contract

Ladies and Gentlemen:

Reference is hereby made to the Custodian Contract dated as of July 15, 1991 by and among Goldman Sachs Trust, Goldman Sachs Trust II, Goldman Sachs MLP Income Opportunities Fund, Goldman Sachs MLP and Energy Renaissance Fund, Cayman Commodity-FIMS, Ltd., Cayman Commodity-TTIF, Ltd., Cayman Commodity-MMRA, Ltd., Cayman Commodity-ARM, Ltd., Cayman Commodity-MMA, Ltd., Cayman Commodity-MMA II, Ltd., and Cayman Commodity-MMA III, Ltd. (collectively, the “GS Parties”) and State Street Bank and Trust Company (“State Street”), as amended, modified and supplemented from time to time (the “Custodian Contract”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

This is to advise you that Cayman Commodity-TEX, Ltd. (the “TEX Cayman Fund”), an exempted company incorporated and existing under the laws of the Cayman Islands, has been established as a wholly-owned subsidiary of the Goldman Sachs Tactical Exposure Fund, a series of Goldman Sachs Trust. The GS Parties and the TEX Cayman Fund hereby request that the TEX Cayman Fund be added to the Custodian Contract and that, accordingly, you act as Custodian of the TEX Cayman Fund under the terms thereof. All references in the Custodian Contract to the “Trust” shall be deemed to also apply to the TEX Cayman Fund. In addition, (i) all references in the Custodian Contract to the “Board of Trustees” or “Executive Committee” shall be construed as the directors of the TEX Cayman Fund; (ii) “Units” shall be construed as the shares of the TEX Cayman Fund; (iii) the TEX Cayman Fund will be an additional “Cayman Fund” for purposes of the Custodian Contract; and (iv) the Goldman Sachs Multi-Manager Alternatives Fund will be an additional “Parent Company” for purposes of the Custodian Contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one and retaining one copy for your records.

Sincerely,

GOLDMAN SACHS TRUST

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

GOLDMAN SACHS TRUST II

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

CAYMAN COMMODITY-FIMS, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

CAYMAN COMMODITY-TTIF, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

CAYMAN COMMODITY-MMRA, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

CAYMAN COMMODITY-ARM, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

CAYMAN COMMODITY-MMA, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

CAYMAN COMMODITY-MMA II, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

CAYMAN COMMODITY–MMA III, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

CAYMAN COMMODITY-TEX, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Treasurer, Senior Vice President and Principal Financial Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

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